UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 20, 2013

HALOZYME THERAPEUTICS, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32335	88-0488686
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11388 Sorrento Valley Road, San Diego, California		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	858-794-8889
Not Applicable
___________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 20, 2013, Kurt A. Gustafson, Vice President and Chief Financial Officer of Halozyme Therapeutics, Inc. (the “Company”) provided the Company with notice of his resignation as Vice President and Chief Financial Officer, effective May 20, 2013, to pursue other opportunities.
Effective May 20, 2013, David A. Ramsay, Vice President, Corporate Development of the Company, was appointed to serve as Vice President and Chief Financial Officer of the Company. Mr. Ramsay, age 48, joined the Company in 2003. Mr. Ramsay has served as Vice President, Corporate Development since May 2009 and previously served as Chief Financial Officer from 2003 through May 2009. He has over 20 years of corporate financial experience spanning several industries. From 2000 to 2003, he was Vice President, Chief Financial Officer of Lathian Systems, a provider of technology-based sales solutions for the life sciences industry. Prior to Lathian, Mr. Ramsay was Vice President, Treasurer of ICN Pharmaceuticals, now called Valeant Pharmaceuticals International, a multinational, specialty pharmaceutical company. Mr. Ramsay joined ICN in 1998 from ARCO, where he spent four years in various financial roles, most recently serving as Manager of Financial Planning & Analysis for the company's 1,700-station West Coast Retail Marketing Network. Prior to ARCO, he served as Vice President, Controller for Security Pacific Asian Bank, a subsidiary of Security Pacific Corporation. He began his career as an auditor at Deloitte & Touche, where he obtained his CPA license. Mr. Ramsay serves on the Board of Directors for Mast Therapeutics, a publicly traded biopharmaceutical company.  He is also Chairman of the Audit Committee of Mast Therapeutics.  Mr. Ramsay graduated from the University of California, Berkeley, with a B.S. in business administration and earned his M.B.A. with a dual major in finance and strategic management from The Wharton School at the University of Pennsylvania.
In light of his changed responsibilities, the Compensation Committee adjusted Mr. Ramsay's annual salary to $350,000 (prorated for the remainder of the year) and granted him stock options for a total of 117,500 shares and restricted stock unit awards for a total of 70,500 shares. Mr. Ramsay will also participate in the Company's 2013 Senior Executive Incentive Plan, as described in the Proxy Statement for the 2013 Annual Meeting of Stockholders, with the target bonus of 40% of his base salary being prorated for the partial year of his service as Chief Financial Officer.
There are no arrangements or understandings between Mr. Ramsay and any other persons pursuant to which Mr. Ramsay was appointed as an executive officer of the Company, and there are no transactions regarding Mr. Ramsay that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.
On May 23, 2013, the Company issued a press release announcing the resignation of Mr. Gustafson and the appointment of Mr. Ramsay as Vice President and Chief Financial Officer. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press release dated May 23, 2013

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALOZYME THERAPEUTICS, INC.

May 24, 2013	By:	/s/ Jean I. Liu

	Name:	Jean I. Liu
	Title:	Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press release dated May 23, 2013